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                                                                  EXHIBIT 23(b)

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 15, 2002, except for Note 22, as to which the date is April 16, 2002, relating to the consolidated financial statements, which appears in H.B. Fuller Company's Current Report on Form 8-K, dated September 24, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 21, 2002